Exhibit 10.1

ENVESTNET, INC.
2019 ACQUISITION EQUITY INCENTIVE PLAN

(as adopted on April 29, 2019)

SECTION 1

GENERAL

1.1                               Purpose. Envestnet, Inc., a Delaware corporation (the “Company”) hereby establishes the Envestnet, Inc. 2019 Acquisition Equity Incentive Plan (the “Plan”) in order to make inducement grants to employees of PIEtech, Inc. (“PIEtech”) and its affiliates as part of the Company’s acquisition of PIEtech.  The effectiveness of this Plan is conditioned on and subject to the occurrence of the Closing (such date of the Closing, the “Effective Date”) of the Company’s acquisition of PIEtech pursuant to the Agreement and Plan of Merger by and between the Company, PIEtech, Inc. and Pecan Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Envestnet (“Merger Sub”), dated as of March 14, 2019 (the “Merger Agreement”).  Pursuant to the Merger Agreement, PIEtech will merge with and into, with Merger Sub continuing as the surviving corporation (the “Transaction”) and a wholly owned indirect subsidiary of the Company.

1.2                               Defined Terms. The meaning of capitalized terms used in the Plan are set forth in Section 7.

1.3                               Participation. For purposes of the Plan, a “Participant” is any Eligible Individual to whom an Award is granted under the Plan. Eligible Individuals are limited to employees of PIEtech and its affiliates as of the Effective Date who accept offers of employment to work for the Company and its affiliates after the Closing.  Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals those persons who will be granted one or more Awards under the Plan and, subject to the terms and conditions of the Plan.

SECTION 2

FULL VALUE AWARDS

2.1                               Full Value Awards.  A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future, with such grant subject to one or more of the following, as determined by the Committee:

(a)                                 The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives.

(b)                                 The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement; provided, however, that no dividend or dividend equivalents granted in relation to Full Value Awards shall be settled prior to the date that such Full Value Award (or applicable portion thereof) becomes vested and is settled.

2.2                               Award Agreements.  Full Value Awards of restricted stock and restricted stock units granted to the Participants shall be subject to the terms and conditions of the Plan and the Award Agreement.  The terms and conditions of any specific Full Value Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee.  A copy of such document shall be provided to the Participant and the Committee may, but need not require that the Participant sign a copy of such document.  Such document is referred to herein as an “Award Agreement” regardless of whether any Participant signature is required.

SECTION 3

OPERATION AND ADMINISTRATION

3.1                               Effective Date. The Plan will be effective as of the Effective Date.  The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding.

3.2                               Stock and Other Amounts Subject to the Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)                                 The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b)                                 Subject to the provisions of subsection 3.3, the number of shares of Stock which may be issued with respect to Awards under the Plan shall be equal to 301,469 shares of Stock.

(c)                                  Shares of Stock with respect to an Award will be treated as delivered for purposes of the determination under paragraph (b) above subject to the following:

(i)            To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of the determination under paragraph (b) above.  Shares that are not delivered because the Award is forfeited or cancelled may be granted again pursuant to an Award to an Eligible Individual who remains employed by the Company or a Subsidiary on the date of grant subject to such terms and conditions determined by the Compensation Committee.

(ii)           Subject to the provisions of paragraph (i) above, the total number of shares covered by an Award will be treated as delivered for purposes of paragraph (b) above to the extent payments or benefits are delivered to the Participant with respect to such shares.  Accordingly if shares covered by an Award are withheld or tendered to satisfy the applicable tax withholding obligation, the number of shares held back by the Company or tendered by the Participant to satisfy such withholding obligation shall be considered to have been delivered.

(d)           Except as expressly provided by the terms of this Plan, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

3.3                               Adjustments to Shares. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall, in the manner it determines equitable in its sole discretion, adjust Awards to reflect the transactions. Action by the Committee may include, in its sole discretion: (a) adjustment of the number and kind of shares which may be delivered under the Plan; (b) adjustment of the number and kind of shares subject to outstanding Awards; and (c) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (i) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (ii) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment).

3.4                               Change in Control.

(a)                                 In the event that (a) a Participant’s employment or service, as applicable, is terminated by the Company or the successor to the Company (or a Related Company which is his or her employer) for reasons other than Cause within 24 months following a Change in Control, or (b) the Plan is terminated by the Company or its successor following a Change in Control without provision for the continuation of outstanding Awards hereunder, all Awards shall become fully vested.  If a Participant’s right to become vested in an Award following a Change in Control as described in the prior sentence is conditioned on the achievement of performance targets or other performance objectives (whether or not related to performance measures and whether or not such Award is designated as “Performance-Based Compensation”), the Committee may make such determination either based on the determination of the satisfaction of the applicable performance goal based on actual performance through the date of such Change in Control or based on assumed performance at the target level through the date of such Change in Control.

(b)                                 If, upon a Change in Control, awards in other shares or securities are substituted for outstanding Awards pursuant to subsection 3.3, and immediately following the

Change in Control the Participant becomes employed (if the Participant was an employee immediately prior to the Change in Control) or a board member (if the Participant was an Outside Director immediately prior to the Change in Control) of the entity into which the Company merged, or the purchaser of substantially all of the assets of the Company, or a successor to such entity or purchaser, the Participant shall not be treated as having terminated employment or service for purposes of this subsection 3.4(b) until such time as the Participant terminates employment or service with the merged entity or purchaser (or successor), as applicable.

3.5                               Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)                                 Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b)                                 In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(c)                                  To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares of Stock may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

3.6                               Withholding. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Stock which the Participant already owns or to which a Participant is otherwise entitled under the Plan; provided, however, that the amount withheld in the form of previously-owned shares of Stock that have been held by the Participant or shares of Stock to which the Participant is entitled under the Plan may not exceed the maximum individual tax rate for the Participant in applicable jurisdictions for such Participant (based on the applicable rates of the relevant tax authorities (for example, federal, state and local), including the Participant’s share of payroll or similar taxes, as provided in tax law, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the specific Participant.

3.7                               Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or, to the extent provided by the Committee, pursuant to a qualified domestic relations order (within the meaning of the Code and applicable rules thereunder). To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection 3.7, the Committee may permit Awards under the Plan to be transferred to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of a Participant’s family), subject to such procedures as the Committee may establish.

3.8                               Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company or the Related Company, as applicable, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

3.9                               Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the applicable Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

3.10                        Agreement With the Company or Related Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company or the Related Company, as applicable (the “Award Agreement”), in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

3.11                        Limitation of Implied Rights.

(a)                                 Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company and any Related Company. Nothing contained in the Plan shall constitute a guarantee by the Company or any Related Company that the assets of such companies shall be sufficient to pay any benefits to any person.

(b)                                 The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any employee the right to be retained in the employ or service of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights and shares of Stock are registered in his name.

3.12                        Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

3.13                        Action by the Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, as applicable, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of the Company.

3.14                        Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

3.15                        Applicable Law. The provisions of the Plan shall be construed in accordance with the laws of the State of Delaware, without giving effect to choice of law principles.

3.16                        Foreign Employees. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or a Related Company operates or has employees.

SECTION 4

COMMITTEE

4.1                               Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Compensation Committee of the Board (the “Committee”) unless otherwise provided by the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

4.2                               Selection of Committee. So long as the Company is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements.

4.3                               Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

(a)                                 Subject to the provisions of the Plan, the Committee will have the authority and discretion to select individuals who shall be Eligible Individuals and who, therefore are eligible to receive Awards under the Plan. The Committee shall have the authority to determine the time or times of receipt, to determine the types of Awards and the number of shares of Stock covered by the Awards, to establish the terms, conditions, performance targets, restrictions, and other provisions of such Awards, to cancel or suspend Awards, and to accelerate the exercisability or vesting of any Award under circumstances designated by it. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, the individual’s present and potential contribution to the Company’s or a Related Company’s success and such other factors as the Committee deems relevant.

(b)                                 Subject to the provisions of the Plan, the Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)                                  Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on  all persons.

(d)                                 Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted is expressly stated in the Agreement reflecting the Award and is permitted by applicable law).

Without limiting the generality of the foregoing, it is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to section 409A of the Code, the Plan and the Awards comply with the requirements of section 409A of the Code and that the Plan and Awards be administered in accordance with such requirements and the Committee shall have the authority to amend any outstanding Awards to conform to the requirements of section 409A.

4.4                               Delegation by Committee. Except to the extent prohibited by applicable law or the rules of any stock exchange or NASDAQ (if appropriate), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

4.5                               Information to be Furnished to Committee. The Company and the Related Companies shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Company and the Related Companies as to an employee’s or Participant’s employment or provision of services, termination of employment or cessation of the provision of services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee consider desirable to carry out the terms of the Plan.

4.6                               Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Related Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

SECTION 5

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected Beneficiary), adversely affect the rights of any Participant or Beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); and further provided that adjustments pursuant to subsection 3.3 shall not be subject to the foregoing limitations of this Section 5. It is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to section 409A of the Code, the Plan and the Awards comply with the requirements of section 409A of the Code and that the Board shall have the authority to amend the Plan as it deems necessary to conform to section 409A.

SECTION 6

DEFINED TERMS

(a)                                 “Award” means any award described in Section 2 of the Plan.

(b)                                 “Award Agreement” has the meaning set forth in subsection 3.10.

(c)                                  “Beneficiary” means the person or persons the Participant designates to receive the balance of his or her benefits under the Plan in the event the Participant’s Termination Date occurs on account of death. Any designation of a Beneficiary shall be in writing, signed by the Participant and filed with the Committee prior to the Participant’s death. A Beneficiary designation shall be effective when filed with the Committee in accordance with the preceding sentence. If more than one Beneficiary has been designated, the balance of the Participant’s benefits under the Plan shall be distributed to each such Beneficiary per capita. In the absence of a Beneficiary designation or if no Beneficiary survives the Participant, the Beneficiary shall be the Participant’s estate.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Cause” shall mean, in the reasonable judgment of the Committee (i) the willful and continued failure by the Participant to substantially perform his duties with the Company or any Related Company (other than any such failure resulting from the Participant’s Disability), (ii) the willful engaging by the Participant in conduct which is demonstrably injurious to the Company or any Related Company, monetarily or otherwise, (iii) the engaging by the Participant in egregious misconduct involving moral turpitude to the extent that the Participant’s credibility and reputation no longer conform to the standard for employees, directors or service providers, as applicable, of the Company and Related Companies, or (iv) the Participant is convicted of a felony. For purposes hereof, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action was in the best interest of the Company or Related Company.

(f)                                   “Change in Control” means the first to occur of any of the following:

(i)            the purchase or other acquisition by any person, entity or group of persons (within the meaning of section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions, other than an acquisition by a trustee or other fiduciary holding securities under an employee benefit plan or similar plan of the Company or a Related Company), of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the outstanding shares of Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally;

(ii)           the consummation of a reorganization, merger or consolidation of the Company, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding securities;

(iii)          a liquidation or dissolution of the Company or the sale of substantially all of the Company’s assets; or

(iv)          at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors still in office at the time of such election or nomination who were directors at the beginning of such period).

(g)                                  “Code” means the Internal Revenue Code of 1986, as amended.

(h)                                 “Committee” has the meaning set forth in subsection 4.1

(i)                                     “Disability” means, except as otherwise provided by the Committee, the Participant’s inability, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days.

(j)                                    “Eligible Individual” means any employee of PIEtech, Inc. or its Subsidiaries as of the Effective Date who accept offers of employment to work for the Company and its Related Companies after the Closing and who remain employed by the Company or a Related Company as of the applicable date of grant.

(k)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)                                     “Fair Market Value” of a share of Stock means, as of any date, the value determined in accordance with the following rules:

(i)            If the Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing price per share on such date on the principal exchange on which the Stock is then listed or admitted to trading or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

(ii)           If the Stock is not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the closing price of a share on such date in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of the Stock in such market.

(iii)          If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee in good faith by reasonable application of a reasonable valuation method.

(iv)          For purposes of determining the Fair Market Value of Stock that is sold pursuant to a cashless exercise program, Fair Market Value shall be the price at which such Stock is sold.

(m)                             “Full Value Award” has the meaning set forth in Section 2.1

(n)                                 “Outside Director” means a director of the Company who is not an officer or employee of the Company or the Related Companies.

(o)                                 “Participant” shall have the meaning set forth in subsection 1.3.

(p)                                 “Related Company” means any corporation, partnership, joint venture or other entity during any period in which a controlling interest in such entity is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has, directly or indirectly, a significant interest (whether through the ownership of securities or otherwise), as determined in the discretion of the Committee.

(q)                                 “Stock” means share of common stock, $0.005 par value, of the Company.

(r)                                    “Subsidiary” means a subsidiary corporation within the meaning of section 424(f) of the Code.

(s)                                   “Termination Date” means the date on which a Participant both ceases to be an employee of the Company and the Related Companies and ceases to perform material services for the Company and the Related Companies (whether as a director or otherwise), regardless of the reason for the cessation; provided that a “Termination Date” shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or the Related Company which was the recipient of the Participant’s services; and provided, further that, with respect to an Outside Director, “Termination Date” means date on which the Outside Director’s service as an Outside Director terminates for any reason. If, as a result of a sale or other transaction, the entity for which the Participant performs services ceases to be a Related Company (and such entity is or becomes an entity separate from the Company), the occurrence of such transaction shall be the Participant’s Termination Date.

SECTION 7

SECTION 409A

7.1                               Notwithstanding any other provision of the Plan to the contrary, to the extent that any Award under the Plan (or any payment or benefit under any Award) is subject to section 409A of the Code, the following shall apply unless otherwise provided in an Award Agreement:

(a)                                 if any payment or benefit under such Award is to be paid on account of the Participant’s Termination Date (or other separation from service or termination of employment) and if the Participant is a specified employee (within the meaning of section 409A(a)(2)(B) of the Code) and if any such payment or benefit is required to be made or provided prior to the first day of the seventh month following the Participant’s separation from service or termination of employment, such payment or benefit shall be delayed until the first day of the seventh month following the Participant’s separation from service; and

(b)           the determination as to whether the Participant has had a termination of employment (or separation from service) shall be made in accordance with the provisions of section 409A of the Code and the guidance issued thereunder without application of any alternative levels of reductions of bona fide services permitted thereunder.

7.2                               All Awards under the Plan which are subject to section 409A of the Code are intended to comply with section 409A of the Code and will be interpreted and administered accordingly.